UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2025

TRUBRIDGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-49796	74-3032373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

54 St. Emanuel Street,

Mobile, Alabama 36602

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (251) 639-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	TBRG	The NASDAQ Stock Market LLC
Common Stock Purchase Rights	N/A	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The Cooperation Agreements

On February 11, 2025 (the “Effective Date”), TruBridge, Inc., a Delaware corporation (the “Company”), entered into a cooperation agreement (the “Pinetree Cooperation Agreement”) with Pinetree Capital Ltd. (“Pinetree Capital”) and L6 Holdings Inc. (together with Pinetree Capital and each of their Affiliates (as defined in the Pinetree Cooperation Agreement), “Pinetree”). Also on the Effective Date, the Company entered into a cooperation agreement (the “Ocho Cooperation Agreement” and, together with the Pinetree Cooperation Agreement, the “Cooperation Agreements”) with Ocho Investments LLC (together with each of its Affiliates (as defined in the Ocho Cooperation Agreement), “Ocho”).

Pursuant to the Cooperation Agreements, the Company has agreed to take all necessary actions to (i) increase the size of the Company’s board of directors (the “Board”) by two seats, (ii) appoint Andris (Dris) Upitis and Jerry Canada (together, the “New Directors”) to the Board to serve as Class II directors, and (iii) nominate each New Director as a candidate for election to the Board as a Class II director at the Company’s 2025 annual meeting of stockholders (the “2025 Annual Meeting”). The Company also affirmed that David A. Dye, who previously announced he would serve on the Board until the expiration of his term at the Company’s 2026 annual meeting of stockholders (the “2026 Annual Meeting”), will not be standing for reelection at the 2026 Annual Meeting. Mr. Dye’s departure is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Concurrently with the New Directors’ appointment to the Board, the Board appointed Mr. Upitis to the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”) and Mr. Canada to the Compensation Committee of the Board (the “Compensation Committee”).

Subject to the terms and conditions of the Ocho Cooperation Agreement, Mr. Upitis has submitted a conditional resignation from the Board, which shall become effective, if and when accepted by the Board, following the Company’s receipt of notice that Ocho’s beneficial ownership of the Company’s common stock, par value $0.001 per share (the “Common Stock”), fails to exceed 597,003 shares of Common Stock.

In connection with the Cooperation Agreements, the Company has agreed to take all necessary actions to declassify the Board, including to submit to a vote of the Company’s stockholders a binding proposal at the 2025 Annual Meeting, such that, if the proposal is approved by stockholders at the 2025 Annual Meeting, (i) the directors elected at the 2025 Annual Meeting would be elected with a term expiring at the 2026 Annual Meeting and (ii) all directors (including the Class I directors elected at the Company’s 2024 annual meeting of stockholders) will be elected for one-year terms beginning at the 2026 Annual Meeting.

Additionally, pursuant to the Cooperation Agreements, the Company agreed to amend that certain Rights Agreement, dated as of March 26, 2024, by and between the Company and Computershare Trust Company, N.A., as rights agent (the “Rights Agent”), as amended by that certain Amendment to the Rights Agreement, dated as of April 22, 2024 (as amended, the “Rights Agreement”), such that the Final Expiration Date (as defined in the Rights Agreement) shall be accelerated to the next immediate business day following the Effective Date.

During the term of the Cooperation Agreements, each of Pinetree and Ocho has agreed to vote all shares of Common Stock beneficially owned by it at all meetings of the Company’s stockholders in accordance with the Board’s recommendations, except that each of Pinetree and Ocho (i) may vote in accordance with the recommendation of Institutional Shareholder Services Inc. or Glass, Lewis & Co. LLC if either of them recommends differently from the Board (other than on proposals with respect to the election, removal or replacement of directors, the Company’s “say-on-pay” proposal, the authorization of shares or the issuance of equity in connection with employee compensation) and (ii) may vote in its discretion on Extraordinary Transactions (as defined in the Cooperation Agreements) and the ratification or approval of any stockholder rights plan.

Each of Pinetree and Ocho has also agreed to certain customary standstill provisions prohibiting it and its Affiliates from, among other things, (i) soliciting proxies, (ii) advising or knowingly encouraging any person with respect to the voting or disposition of any securities of the Company, subject to limited exceptions, (iii) taking actions to change or influence the Board, management or the direction of certain Company matters, and (iv) acquiring, in the aggregate beneficial ownership of more than (x) 20% of the outstanding shares of Common Stock in the case of Pinetree and (y) 10% of the outstanding shares of Common Stock in the case of Ocho. The Cooperation Agreements also contain certain customary mutual non-disparagement provisions.

The Cooperation Agreements will terminate on the date that is the earlier of (i) 30 days prior to the deadline for the submission of stockholder notice of director nominations for the 2026 Annual Meeting and (ii) December 31, 2025.

The foregoing descriptions of the Pinetree Cooperation Agreement and the Ocho Cooperation Agreement contained in this Current Report on Form 8-K do not purport to be complete and are qualified in their entirety by reference to the full terms and conditions of the Pinetree Cooperation Agreement and the Ocho Cooperation Agreement, which are filed with this Current Report on Form 8-K as Exhibit 10.1 and 10.2, respectively, and incorporated herein by reference.

Amendment of Rights Agreement

On February 11, 2025, the Company and the Rights Agent entered into the Second Amendment to the Rights Agreement, dated as of February 11, 2025 (the “Amendment”), which amended the Rights Agreement.

The Amendment terminates the Rights Agreement by accelerating the expiration time of the Company’s common stock purchase rights (collectively, the “Rights”) to 5:00 P.M., New York City time, on February 12, 2025. At the time of the termination of the Rights Agreement, all of the Rights, which were previously distributed to holders of the Company’s Common Stock, pursuant to the Rights Agreement, will expire.

The foregoing description of the Amendment contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full terms and conditions of the Amendment, which is filed with this Current Report on Form 8-K as Exhibit 4.3 and incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2025, the Board appointed each New Director as a member of the Board, effective immediately. Each New Director will receive the same compensation for his service as a director as the compensation received by other non-management directors on the Board, which compensation arrangements are described under the caption “Non-Management Director Compensation” in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on March 27, 2024, as adjusted by the Board from time to time.

Concurrently with the appointment of the New Directors to the Board, the Board appointed Mr. Upitis to the Nominating and Corporate Governance Committee and Mr. Canada to the Compensation Committee.

There are no family relationships between either of the New Directors and any previous or current officers or directors of the Company, and neither New Director has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Except for the Cooperation Agreements described in Item 1.01 above, there is no arrangement or understanding between either New Director and any other persons or entities pursuant to which either New Director was appointed as a director of the Company.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference.

Item 7.01	Regulation FD Disclosure.

On February 11, 2025, the Company issued a press release announcing the entry into the Cooperation Agreements, the appointment of the New Directors and the termination of the Rights Agreement. After issuance of the press release, a correction was made to Mr. Canada’s former employer’s name. A corrected copy of the previously issued press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit

4.1

Rights Agreement, dated as of March 26, 2024, by and between TruBridge, Inc. and Computershare Trust Company, N.A., as Rights Agent (incorporated by reference to Exhibit 4.1 of TruBridge, Inc.’s Current Report on Form 8-K filed March 26, 2024)

4.2

Amendment to the Rights Agreement, dated as of April 22, 2024, by and between TruBridge, Inc. and Computershare Trust Company, N.A., as Rights Agent (incorporated by reference to Exhibit 4.2 of TruBridge, Inc.’s Current Report on Form 8-K filed April 23, 2024)

4.3	Second Amendment to the Rights Agreement, dated as of February 11, 2025, by and between TruBridge, Inc. and Computershare Trust Company, N.A., as Rights Agent

10.1	Cooperation Agreement, dated as of February 11, 2025, by and between Trubridge, Inc. and Pinetree Capital Ltd. and L6 Holdings Inc.

10.2	Cooperation Agreement, dated as of February 11, 2025, by and between Trubridge, Inc. and Ocho Investments LLC

99.1	Press Release dated February 11, 2025 (corrected)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUBRIDGE, INC.

Date: February 12, 2025	By:	/s/ Christopher L. Fowler
	Name:	Christopher L. Fowler
	Title:	President and Chief Executive Officer

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